Exhibit 99.1

N E W S    R E L E A S E

Contact:

Tonya Chin

Investor Relations

(408) 934-4565

Genesis Microchip Reports First Quarter Fiscal 2007 Earnings

Company Delivers In-Line Results and Guides Second Quarter Sequential Revenue Growth

Greater Than 20 Percent

SAN JOSE, Calif., July 27, 2006 – Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of image processing technologies for flat-panel TVs, monitors and other consumer display products, today announced its financial results for the first quarter of fiscal year 2007, which ended June 30, 2006.

•	Total revenues were $55.9 million, compared with $60.9 million for the quarter ended March 31, 2006;

•	GAAP gross margins, which included $0.4 million in non-cash expenses related to stock-based compensation, were 40.5 percent, compared with 41.4 percent in the quarter ended March 31, 2006;

•	Non-GAAP (1) gross margins were 41.3 percent, compared with 43.2 percent in the prior quarter;

•	The Company’s net income was $1.4 million, or $0.04 per diluted share, compared with a net loss of $0.3 million, or $0.01 per diluted share in the quarter ended March 31, 2006;

•	On a non-GAAP (1) basis, net income was $4.0 million, or $0.11 per diluted share, compared with $1.6 million, or $0.04 per diluted share in the prior quarter.

“Our first quarter results were in-line with our expectations,” said Elie Antoun, president and CEO of Genesis Microchip. “Looking to our second fiscal quarter, I am pleased that the ramp of our customers’ TV designs into production and the growing end-market demand for flat-panel TVs are expected to drive strong growth in revenues and deliver solid improvement to our profitability.”

Financial Details

Flat-panel TV controller shipments were 3.5 million units, down approximately 9 percent from 3.8 million units in the prior quarter. LCD monitor controller shipments were 12.2 million units, a 3 percent sequential increase over the prior quarter. TV revenues represented approximately 56 percent of total revenue during the quarter. (2)

As anticipated in the Company’s guidance, gross margins for the June 2006 quarter were impacted by a yield issue on one of the Company’s new products that was subsequently resolved in the latter part of the quarter. With the issue now resolved, it is not expected to have any further impact on the Company’s future results.

During the quarter, the Company sold its investment in shares of Techwell, Inc. in conjunction with their initial public offering. The sale resulted in a $3.2 million capital gain which has been classified as other income in the Company’s GAAP income statement and excluded from its non-GAAP results.

The Company recorded a tax recovery primarily due to a favorable tax treatment on the $3.2 million gain on the disposition of its Techwell investment, as well as an increase in the value of its Canadian dollar denominated tax attributes as a result of the continuing strength of the Canadian dollar.

The Company’s first quarter 2007 net income includes $5.3 million in charges for non-cash, stock-based compensation required by the company’s adoption of SFAS 123R beginning in the first quarter.

First Quarter Recap

The Company introduced Cortez Lite, its newest member of the Cortez family. A full featured, cost-effective flat-panel TV controller designed for the entry level market, Cortez Lite features Faroudja DCDi Cinema® Video and ACM-3D Color Management technologies. It is designed to improve video quality in WXGA LCD TVs and can be paired with any digital HD controller to offer a complete ATSC solution.

The Company announced that HUMAX Co. Ltd. of Korea, one of the world’s leading digital satellite set-top box manufacturers, designed Genesis Microchip’s Cortez video controller into its new 20-inch LCD TV platform, featuring an integrated DIRECTV® receiver.

During the quarter, the Company entered into a strategic agreement with EnTech Taiwan to promote low-cost solutions for LCD monitors. As a result of this agreement, Genesis will bundle EnTech’s softOSM™ (OnScreen Manager™) software with its next-generation Phoenix LCD monitor controllers.

In May, the Video Electronics Standards Association (VESA), which includes Genesis amongst its member companies, approved the newly-developed DisplayPort™ interface standard designed to unify the desktop and notebook PC markets to a common high-bandwidth display interface. Genesis products designed using the DisplayPort interface standard are expected to be available later in the year.

For further details on the quarterly highlights listed above, please see the Press Room section of the Company’s web site at www.gnss.com.

Business Outlook

The following are the Company’s financial targets for the quarter ending September 30, 2006:

•	Revenues to be in the range of $67 million to $72 million;

•	GAAP gross margins to be in the range of 42 percent to 44 percent and non-GAAP (1) gross margins to be in the range of 43 percent to 45 percent. Non-GAAP gross margins will be approximately $0.4 million higher than GAAP gross margins because of the exclusion of charges for non-cash stock-based compensation required by SFAS 123R;

•	GAAP operating expenses to be in the range of $31 to $32.5 million. Non-GAAP (1) operating expenses are expected to be lower than GAAP operating expenses because of the exclusion of charges for non-cash stock-based compensation required by SFAS 123R, and the exclusion of the amortization of acquired intangibles, which are together estimated to be approximately 5.5 million;

•	The Company’s effective tax rate is expected to vary in the short term due to the impact of foreign exchange fluctuations, research and development tax credits, lower levels of profitability and other factors. However, the longer-term non-GAAP effective tax rate is expected to be approximately 25%.

Earnings Conference Call

Genesis Microchip will host a conference call, which is open to all interested investors, today at 2:30 p.m. (PT) / 5:30 p.m. (ET) to discuss its results. The dial-in number for the call is: (719) 457-2638. A replay of the conference call will be available through August 3, 2006, and it can be heard by dialing (719) 457-0820. The replay access code is: 3407344. A live, audio web broadcast of the conference call also will be available at: http://www.gnss.com/inv_ir_events.phtml. An archived version of the web broadcast will also be available at the same website address.

(1) Use of Non-GAAP Financial Information

Non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income and non-GAAP net (loss) income per share are non-GAAP performance measures that differ from the most directly comparable GAAP (generally accepted accounting principles) terms of gross profit, gross profit percentage, gross margin, operating expenses, net income and net (loss) income per share. A schedule reconciling each of these amounts is included in the tables accompanying this press release. Differences between GAAP and non-GAAP results include certain operating costs, such as the amortization of acquired intangible assets, stock-based compensation expenses, gains on investments, as well as income tax adjustments. Included in the calculation of weighted average shares outstanding used to compute both GAAP and non-GAAP net income (loss) per share are the dilutive effects of shares issued or issuable under Genesis’s stock-based compensation programs.

The Company believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors regarding financial and business trends relating to the Company’s financial condition and results of operations. The Company further believes the adjustments used in calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share are based on specific, identified charges that impact different line items in the statements of operations (including research and development, and selling, general and administrative expenses), and that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. Genesis Microchip’s management also uses these non-GAAP financial measures internally in evaluating operations and business trends, managing and benchmarking performance, and determining a portion of its internal bonus compensation. Most of the non-GAAP items are infrequent in nature and/or are non-cash expenses that are not utilized by management in evaluating the ongoing core financial operations of the Company. However, Genesis Microchip cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

GAAP to Non-GAAP Adjustments:

Genesis has provided a reconciliation of GAAP to non-GAAP results in the tables accompanying this press release. The following describes the nature of each adjustment and the reason the Company excludes it from its non-GAAP results:

a)	Amortization expenses of intangible assets are primarily as a result of the Company’s previous business combinations. Such amortization does not impact the Company’s cash flows and is excluded by management when evaluating its core operating results.

b)	Stock-based compensation charges were recorded in accordance with the Company’s adoption of SFAS 123R beginning in the quarter ended June 30, 2006. Additionally, prior quarters’ results included other stock-based compensation charges. Due to the nature of the variables that impact the Company’s valuation of stock-based compensation, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company’s core operating results.

c)	The tax impact of adjusting for the items noted in this section in arriving at the non-GAAP measures have been reflected in the attached reconciliation in order to provide users with a non-GAAP net income and non-GAAP net income per share, which many investors that follow the Company use in their financial models. These charges have been excluded because they are either out of the normal course of business or result from the accounting for the Company’s previous business combinations and/or do not impact the Company’s cash flows.

d)	The gain on the sale of investment is a non-recurring item and does not occur in the normal course of business.

(2) TV and Monitor Units and Revenues

Some of the Company’s products are used in both TVs and LCD monitors. The estimated split between TV and LCD monitor units and revenues is based on information the Company’s customers provide to the Company.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by Elie Antoun, and statements in the Business Outlook section regarding the Company’s anticipated revenues, profitability, gross margins, operating expenses, tax rate, and product yield. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the rate of production of TV designs that contain the Company’s products; retail pricing for flat-panel TVs, consumer demand for flat-panel TVs and the growth rate of the LCD monitor and flat-panel TV markets; the Company’s ability to gain design wins with customers and make timely new product introductions; changes in expected product mix and product pricing; changes in expected product costs and manufacturing yields; unexpected manufacturing capacity constraints; customer and distributor order patterns and inventory levels; availability of other components for LCD monitors and flat-panel TVs; foreign exchange fluctuations, research and development tax credits and other factors that impact tax rates; costs and outcome of litigation involving the Company and/or its products; the impact of fluctuations in the Company’s stock price on its stock-based compensation expense; and other risk factors set forth in the Company’s SEC reports, including but not limited to its report on Form 10-K for the fiscal year ended March 31, 2006. Genesis Microchip assumes no obligation to update the forward-looking statements included in this release.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image processing systems enabling superior picture quality in flat-panel TVs and a variety of consumer and PC-display products. Featuring Genesis Display Perfection® technologies and Emmy award-winning Faroudja® video technologies, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad array of devices including flat-panel displays, digital TVs, projectors, A/V receivers and DVD players/recorders. The Genesis technology portfolio features analog and mixed signal system-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement, IntelliComb™ video decoding and includes over 185 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Europe, Taiwan, South Korea, China, Japan and Singapore. For more information about Genesis Microchip Inc. or Genesis Display Perfection technologies, please visit www.gnss.com.

Note to Editors: Genesis, Genesis Display Perfection, Faroudja, DCDi by Faroudja, TrueLife and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc.

Financial statements attached:

— Consolidated Statements of Operations

— Consolidated Balance Sheets

— Reconciliation of GAAP to Non-GAAP Results

GENESIS MICROCHIP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three months ended
	June 30, 2006	June 30, 2005
Revenues	$55,899	$59,825
Cost of revenues (1)	33,240	35,619

Gross profit	22,659	24,206

Gross profit %	40.5%	40.5%

Operating expenses:
Research and development (2)(4)	14,917	10,962
Selling, general and administrative (3)	14,822	10,753

Total operating expenses	29,739	21,715

Income (loss) from operations	(7,080)	2,491
Other income (5)	3,217	—
Interest income	2,164	910

Income (loss) before income taxes	(1,699)	3,401
Provision for (recovery of) income taxes	(3,139)	1,340

Net income	$1,440	$2,061

Earnings per share:
Basic	$0.04	$0.06
Diluted	$0.04	$0.06

Weighted average number of common shares outstanding:
Basic	36,001	33,624
Diluted	36,518	35,060
___________
(1) Included in cost of revenues:
Stock-based compensation	$428	$—
Amortization of acquired intangibles	$—	$1,925
(2) Stock-based compensation charges included in research and development expenses	$1,891	$142
(3) Stock-based compensation charges included in selling, general and administrative expenses	$3,023	$102
(4) Amortization of acquired intangibles included in research and development expenses	$482	$729
(5) Non-recurring gain on sale of investment	$3,217	$—

Amortization of acquired intangible assets has been reclassified from operating expenses to cost of revenues to reflect a change in classification beginning in the quarter ended March 31, 2006. This change had no effect on net income, but resulted in the reclassification of $0.0 million and $1.9 million for the quarters ended June 30, 2006 and June 30, 2005, respectively.

GENESIS MICROCHIP INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	June 30, 2006	March 31, 2006	June 30, 2005
ASSETS
Current assets:
Cash and short-term investments	$182,559	$185,379	$134,537
Accounts receivable, trade	32,316	36,184	33,047
Inventory	20,239	17,175	21,486
Other	6,984	6,034	6,020

Total current assets	242,098	244,772	195,090
Capital assets	15,992	16,459	15,042
Acquired intangibles	8,784	9,055	14,653
Goodwill	181,981	181,981	181,981
Deferred income taxes	15,161	11,151	13,430
Other	15,334	16,259	3,792

Total assets	$479,350	$479,677	$423,988

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,771	$14,911	$12,860
Accrued liabilities	18,065	21,777	13,860
Income taxes payable	4,384	3,565	1,156

Total current liabilities	32,220	40,253	27,876
Stockholders’ equity:
Capital stock	438,418	441,233	409,726
Cumulative other comprehensive loss	(94)	(94)	(94)
Stock-based compensation	4,510	(4,571)	(47)
Retained earnings (deficit)	4,296	2,856	(13,473)

Total stockholders’ equity	447,130	439,424	396,112

Total liabilities and stockholders’ equity	$479,350	$479,677	$423,988

GENESIS MICROCHIP INC.

Reconciliation of GAAP to Non-GAAP Results

(unaudited, in thousands, except per share amounts)

	Three months ended
	June 30, 2006	June 30, 2005
GAAP gross profit	$22,659	$24,206
Amortization of intangible assets (a)	—	1,925
Stock-based compensation included in cost of revenues (b)	428	—

Non-GAAP gross profit	$23,087	$26,131

GAAP gross profit %	40.5%	40.5%
Amortization of intangible assets and stock based compensation included in cost of revenues (a & b)	0.8%	3.2%

Non-GAAP gross profit %	41.3%	43.7%

Total GAAP operating expenses	$29,739	$21,715
Amortization of intangible assets included in research and development costs (a)	(482)	(729)
Stock-based compensation included in research and development costs (b)	(1,891)	(142)
Stock-based compensation included in selling, general and administrative costs (b)	(3,023)	(102)

Total non-GAAP operating expenses	$24,343	$20,742

GAAP net income	$1,440	$2,061
Stock-based compensation and intangible amortization expense adjustments (a & b)	5,824	2,898
Income tax effect of stock-based compensation and intangible amortization adjustments (c)	—	(235)
Gain on sale of investment (d)	(3,217)	—

Non-GAAP net income	$4,047	$4,724

Basic earnings per share:
GAAP	$0.04	$0.06
Adjustments for stock-based compensation, intangible amortization, and income tax described above (a,b,c & d)	$0.07	$0.08

Non-GAAP	$0.11	$0.14

Diluted earnings per share:
GAAP	$0.04	$0.06
Adjustments for stock-based compensation, intangible amortization, and income tax described above (a,b, c & d)	$0.07	$0.08

Non-GAAP	$0.11	$0.13

a)	Amortization expenses of intangible assets are as a result of the Company’s previous business combinations. Such amortization does not impact the Company’s cash flows and is excluded by management when evaluating its core operating results.

b)	Stock-based compensation charges were recorded in accordance with the Company’s adoption of SFAS 123R beginning in the quarter ended June 30, 2006. Additionally, prior quarters’ results included other stock-based compensation charges. Due to the nature of the variables that impact the Company’s valuation of stock compensation, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company’s core operating results.

c)	The tax impact of adjusting for the items noted in this section in arriving at the non-GAAP measures have been reflected in the above table in order to provide users with a non-GAAP net income and non-GAAP net income per share, which many investors that follow the Company use in their financial models. These charges have been excluded because they are either out of the normal course of business or result from the accounting for the Company’s previous business combinations and/or do not impact the Company’s cash flows.

d)	The gain on the sale of investment is a non-recurring item and not in the normal course of business.